Example Template : 77O

DWS Small Cap Growth Fund
"N-Sar October 1, 2010 - March 31, 2011"
Security Purchased
Cusip 	Purchase/Trade Date
Size (Shr) of Offering
Offering Price of Shares
Total ($) Amt of Offering
Amt of shares Purch by Fund
% of Offering Purchased by Fund	% of Funds
Total Assets	Brokers	Purchased From
PACIFIC BIOSCIENCES OF CALIFORNIA
69404D108	10/26/2010
"212,500,000"	16.00
"8,918"	0.07%
"JPM, MS, DB, PIPER"	PACB

Example Template : 77O
DWS Capital Growth Fund
N-Sar October 1, 2010 - March 31, 2011

Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total ($)
Amt of
Offering
Amt of
shares Purch
by Fund
% of Offering
Purchased by
Fund
% of Funds
Total Assets
Brokers
Purchased
From
Nielsen Holdings inc
NL0009538479
1/25/2011
1,571,429,000
23.00

44,047
0.06%

CITI, CS, DB, GS, JPM, MS,
BOA, BLAY, GUGG, HSBC,
LOOP, MIZS, SAM, WELLS,
BLAIR,
MS

Example Template : 77O

DWS Mid Cap Growth Fund
N-Sar October 1, 2010 - March 31, 2011

Security Purchased
Cusip
Purchase/Trade
Date
Size (Shr) of
Offering
Offering
Price of
Shares
Total ($)
Amt of
Offering
Amt of
shares Purch
by Fund
% of Offering
Purchased by
Fund
% of Funds
Total Assets
Brokers
Purchased
From
NIELSEN HOLDINGS
NL0009538479
1/25/2011
1,571,429,000
23.00